PROSPECTUS

Pursuant to Rule 424(b)(3)

Registration No. 333-264182

SMARTKEM, INC.

792,239 Shares of Common Stock

This prospectus relates to the sale or other disposition by the selling stockholders identified herein of up to 792,239 shares of common stock, par value $0.0001 per share, of SmartKem, Inc., consisting of (i) shares of common stock issued in connection with an exchange transaction pursuant to which we acquired the outstanding equity interests of SmartKem Limited (“Old SmartKem”), a private company incorporated under the Laws of England and Wales (the “Exchange”), (ii) shares of common stock held by the pre-Exchange stockholders of Parasol Investments Corporation, our predecessor, (iii) shares of common stock privately issued to an advisor in connection with the Exchange, (iv) shares of common stock issued to certain of the selling stockholders in a private placement that closed on February 23, 2021 (the “Offering”), (v) shares of our common stock issuable upon the exercise of pre-funded warrants issued to certain of the selling stockholders in lieu of shares of common stock in the Offering, (vi) shares of common stock issuable upon the exercise of warrants (the “Placement Agent Warrants”) issued to representatives of the placement agent in connection with the Offering and (vii) shares of common stock issued to certain of the selling stockholders in a private placement that closed on January 27, 2022 (the “Octopus Share Purchase”).

We will not receive any proceeds from the sale or other disposition of the shares of our common stock by the selling stockholders. We will, however, receive the proceeds from any cash exercise of the pre-funded warrants and Placement Agent Warrants. The selling stockholders may sell or otherwise dispose of the shares of our common stock offered by this prospectus from time to time through the means described in this prospectus under the caption “Plan of Distribution.” For a list of the selling stockholders, see the section entitled “Selling Stockholders” on page 9 of this prospectus. We have borne and will continue to bear the costs relating to the registration of these shares.

Our common stock is listed on the Nasdaq Capital Market under the symbol “SMTK.” The last reported sale price for our common stock on the Nasdaq Capital Market on June 24, 2024 was $5.51 per share.

You should read this prospectus and any supplement, together with additional information described under the headings “Additional Information” and “Incorporation of Certain Information by Reference” carefully before you invest.

We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws and, as such, are eligible for reduced public company reporting requirements. See “Prospectus Summary – Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in our common stock involves a high degree of risk. Before making an investment decision. See “Risk Factors” in our most recent Annual Report on Form 10-K as such risk factors may be updated in our subsequent reports filed with the Securities and Exchange Commission, which are incorporated by reference herein, and as may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 25, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 we filed with the SEC using the “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, sell or otherwise dispose of the shares of common stock offered by them described in this prospectus. We will not receive any proceeds from the sale or other disposition of the shares of common stock offered by the selling stockholders described in this prospectus. We will, however, receive the proceeds from any cash exercise of the pre-funded warrants and the Placement Agent Warrants.

Neither we nor the selling stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling stockholders take responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

For investors outside the United States: neither we nor the selling stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities covered hereby and the distribution of this prospectus outside the United States.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Additional Information” and “Incorporation of Certain Information by Reference.”

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Additional Information” and “Incorporation of Certain Information by Reference.”

Unless otherwise stated or the context otherwise indicates, references to “SmartKem,” the “Company,” “we,” “our,” “us,” or similar terms refer to SmartKem, Inc. and its subsidiaries.

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PROSPECTUS SUMMARY

The following summary highlights some information from this prospectus. It is not complete and does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus, including the “Risk Factors” section on page 5 and the disclosures to which that section refers you, the financial statements and related notes and the other more detailed information appearing elsewhere or incorporated by reference into this prospectus before investing in any of the securities described in this prospectus.

Overview

We are seeking to reshape the world of electronics with our disruptive organic thin-film transistors (“OTFTs”) that we believe have the potential to drive the next generation of displays. Our patented TRUFLEX® semiconductor and dielectric inks, or electronic polymers, are used to make a new type of transistor that we believe have the capability to revolutionize the display industry. Our inks enable low temperature printing processes that are compatible with existing manufacturing infrastructure to deliver low-cost displays that outperform existing technologies. Our electronic polymer platform can be used in a range of display technologies including microLED, miniLED and AMOLED displays for next generation televisions, laptops, augmented reality (“AR”) and virtual reality (“VR”) headsets, smartwatches and smartphones.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, and as a “smaller reporting company” under applicable SEC regulations. An emerging growth company and a smaller reporting company may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in our periodic reports and registration statements, including this prospectus; reduced disclosure about our executive compensation arrangements;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, as amended, on the effectiveness of our internal controls over financial reporting;

●	reduced disclosure obligations regarding executive compensation arrangements in our periodic reports, proxy statements and registration statements, including this prospectus; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We will cease to be an emerging growth company on the last day of our fiscal year in which the fifth anniversary of the first sale of our common stock pursuant to our initial registration statement occurs. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non- convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period. We will continue to be a smaller reporting company as long as we have a public float (determined as of the end of our second fiscal quarter) of less than $250 million or have annual revenues of less than $100 million as of the last fiscal year for which we have audited financial statements and a public float of less than $700 million.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards, until those standards apply to private companies. We have elected to take advantage of the benefits of this extended transition period and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards. Until the date that we are no longer an emerging growth company or affirmatively and irrevocably opt out of the exemption provided by Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), upon issuance of a new or revised accounting standard that applies to our financial statements and that has a different effective date for public and private companies, we will disclose the date on which we will adopt the recently issued accounting standard.

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If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Corporate Information

We were incorporated as Parasol Investments Corporation in the State of Delaware on May 13, 2020. SmartKem Limited was incorporated under the laws of England and Wales on July 21, 2008. On February 23, 2021, we completed an exchange with SmartKem Limited and the former shareholders of SmartKem Limited (the “Exchange”) pursuant to which substantially all of the equity interests in SmartKem Limited were exchanged for shares of our common stock, and SmartKem Limited became our wholly owned subsidiary. Immediately following the Exchange, the business of SmartKem Limited became our business and we changed our name to “SmartKem, Inc.” Prior to the Exchange, Parasol Investments Corporation was a “shell” company registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with no specific business plan or purpose until it began operating the business of SmartKem Limited following the closing of the Exchange.

Our principal executive offices are located at Manchester Technology Center, Hexagon Tower, Delaunays Road, Blackley Manchester, M9 8GQ U.K. Our telephone number is 011-44-161-721-1514. Our website address is www.smartkem.com. Information contained on, or that can be accessed through, our website is not a part of this prospectus.

All trademarks, service marks and trade names appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

3

THE OFFERING

The following summary of the offering contains basic information about the offering and our securities and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our securities, please refer to the section titled “Description of Securities.”

Common stock offered by the selling stockholders	792,239 shares

Common stock outstanding as of June 10, 2024	1,713,900 shares

Use of proceeds	We will not receive any proceeds from the sale or other disposition of the shares of our common stock covered hereby by the selling stockholders. We will, however, receive the proceeds from any cash exercise of the pre-funded warrants and Placement Agent Warrants.

Offering price	The selling stockholders may sell or otherwise dispose of all or a portion of the shares of our common stock covered hereby through public or private transactions at prevailing market prices or at privately negotiated prices.

Risk factors	See “Risk Factors” in our most recent Annual Report on Form 10-K and in our subsequent reports filed with the SEC, which are incorporated by reference herein, and other information in this prospectus for a discussion of the factors you should consider before you decide to invest in our securities.

Market for our shares	Our common stock is listed on the Nasdaq Capital Market under the symbol “SMTK.” The last reported sale price for our common stock on the Nasdaq Capital Market on June 24, 2024 was $5.51 per share.

4

RISK FACTORS

Investing in our securities involves a high degree of risk. Before purchasing any of the securities you should carefully consider the risk factors incorporated by reference in this prospectus from our most recent Annual Report on Form 10-K and any subsequent updates described in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. For a description of these reports and information about where you can find them, see “Additional Information” and “Incorporation of Certain Information By Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects.

5

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain, and our officers and representatives may from time to time make, forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “estimate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions intended to identify statements about the future. These statements speak only as of the date of this prospectus and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements include, without limitation, statements about the following:

●	the implementation of our business model and strategic plans for our business, technologies and products;

●	the rate and degree of market acceptance of any of our products or organic semiconductor technology in

●	general, including changes due to the impact of (i) new semiconductor technologies, (ii) the performance of organic semiconductor technology, whether perceived or actual, relative to competing semiconductor materials, and (iii) the performance of our products, whether perceived or actual, compared to competing silicon-based and other products;

●	the timing and success of our, and our customers’, product releases;

●	our ability to develop new products and technologies;

●	our estimates of our expenses, ongoing losses, future revenue and capital requirements, including our needs for additional financing;

●	our ability to obtain additional funds for our operations and our intended use of any such funds;

●	our ability to remain eligible on an over-the-counter quotation system;

●	our receipt and timing of any royalties, milestone payments or payments for products, under any current or future collaboration, license or other agreements or arrangements;

●	our ability to obtain and maintain intellectual property protection for our technologies and products and our ability to operate our business without infringing the intellectual property rights of others;

●	the strength and marketability of our intellectual property portfolio;

●	our dependence on current and future collaborators for developing, manufacturing or otherwise bringing our products to market;

●	the ability of our third-party supply and manufacturing partners to meet our current and future business needs;

●	our exposure to risks related to international operations;

●	our dependence on third-party fabrication facilities;

●	the impact of the COVID-19 pandemic and any future communicable disease outbreak on our business and operations;

●	our relationships with our executive officers, directors, and significant stockholders;

●	our expectations regarding our classification as a “smaller reporting company,” as defined under Exchange Act,” and an “emerging growth company” under the JOBS Act in future periods;

●	our future financial performance;

●	the competitive landscape of our industry; and

●	the impact of government regulation and developments relating to us, our competitors, or our industry.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein and in the documents incorporated by reference herein or risk factors that we are faced with that may cause our actual results to differ from those anticipate in our forward-looking statements. Factors that may affect our results include, but are not limited to, the risks and uncertainties discussed in the “Risk Factors” section on page 5 of this prospectus, in our Annual Report on Form 10-K or in other reports we file with the SEC.

6

Moreover, new risks regularly emerge, and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. The Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act, do not protect any forward-looking statements that we make in connection with this offering. All forward-looking statements included in this prospectus and in the documents incorporated by reference in this prospectus are based on information available to us on the date of this prospectus or the date of the applicable document incorporated by reference. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus and in the documents incorporated by reference in this prospectus. We qualify all of our forward-looking statements by these cautionary statements.

7

USE OF PROCEEDS

All of the shares of common stock offered by the selling stockholders pursuant to this prospectus will be sold or disposed of by the selling stockholders for their respective accounts. We will not receive any proceeds from the sale or other disposition of the shares of common stock covered hereby. We will, however, receive the proceeds from any cash exercise of the pre-funded warrants and Placement Agent Warrants.

8

SELLING STOCKHOLDERS

This prospectus covers the sale or other disposition by the selling stockholders identified below of up to 792,239 shares of our common stock. The selling stockholders were pre-Exchange stockholders of our predecessor, Parasol Investments Corporation, or acquired our securities in connection with the Exchange, the Offering or the Octopus Share Purchase. The registration of the common stock of the selling stockholders through this prospectus constitutes a secondary offering and is not an offering by us or on our behalf. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will, however, receive the proceeds from any cash exercise of the pre-funded warrants and Placement Agent Warrants.

Except as disclosed in the footnotes below, none of the selling stockholders has been an officer or director of ours or any of our predecessors or affiliates within the last three years. Except as disclosed in the footnotes below, no selling stockholder had a material relationship with us or any of our affiliates within the last three years.

The following table and the accompanying footnotes are based in part on information supplied to us by the selling stockholders. The table and footnotes assume that the selling stockholders will sell all of the shares registered hereby. However, because the selling stockholders may sell all or some of their shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholders in this offering or that will be held by the selling stockholders after completion of this offering. We do not know how long the selling stockholders will hold the shares before selling them. The inclusion of any shares in this table does not constitute an admission of beneficial ownership by the persons named below. See “Plan of Distribution.”

Certain selling stockholders own warrants and convertible preferred stock that contain blockers preventing the exercise or conversion thereof, as applicable, if as a result of such exercise or conversion, the holder would beneficially own more than 4.99% or 9.99%, as applicable, of our common stock. The number of shares listed in the first and third columns of the table below assume the exercise in full of the warrants and the conversion in full of the convertible preferred stock held by each selling stockholder without giving effect to such blockers, but the percentages set forth in the fourth column give effect to such blockers.

						Percentage of
	Shares	Shares		Shares		Shares
	Beneficially	Offered		Beneficially		Beneficially
	Owned prior	by this		Owned after		Owned after
Name of Selling Stockholder	to Offering	Prospectus		Offering		Offering (%) (1)
Octopus Titan VCT Plc (2)	211,895	211,895		—		—
Octopus Investments Nominees Limited (2)	1,707	1,707		—		—
Entrepreneurs Fund LP (3)	102,436	102,436		—		—
AIGH Investment Partners, LP (4)	1,258,461	86,789	(5)	1,171,672	(6)	9.99
WVP Emerging Manager Onshore Fund, LLC – Optimized Equity Series (4)	91,149	6,538		84,611	(7)	9.99
WVP Emerging Manager Onshore Fund, LLC – AIGH Series (4)	311,306	20,064		291,242	(8)	9.99
AIGH Investment Partners, LLC (4)	224,873	18,929	(9)	205,944	(10)	9.99
HLH Holdings LLC (11)	6,083	715	(12)	5,368	(13)	*
Mark Tompkins	65,715	65,715		—		—
The Hewlett Fund LP(14)	798,002	35,715		762,287	(15)	9.99
Seventh Avenue Investments LLC	5,237	5,237		—		—
Ian Jenks(16)	28,622	10,411		18,211	(17)	*
BASF Venture Capital GmbH(18)	17,974	17,974		—		—
The Peierls Foundation, Inc. (19)	14,200	14,200		—		—
Eric Rubenstein	11,983	11,983		—		—
David Landskowsky	11,983	11,983	(20)	—		—
Globis Capital (21)	10,715	10,715	(22)	—		—
ACNYC, LLC (23)	7,143	7,143		—		—
R. Douglas Rivers	7,143	7,143		—		—

9

						Percentage of
	Shares	Shares		Shares		Shares
	Beneficially	Offered		Beneficially		Beneficially
	Owned prior	by this		Owned after		Owned after
Name of Selling Stockholder	to Offering	Prospectus		Offering		Offering (%) (1)
Charles Alpert	60,859	7,143		53,716	(24)	3.1
Yaacov Bodner	60,844	7,128		53,716	(25)	3.1
Anne Berrien Wyman de Boer(26)	17,764	5,715		12,049	(27)	*
Ian Jacobs	5,715	5,715		—		—
Simon Ogier (28)	10,773	5,660		5,113	(29)	*
Steven Kelly	4,975	4,975		—		—
Maurice Iudicone	3,572	3,572		—		—
Swadesh Fam Trust (30)	3,572	3,572		—		—
Fame Associates (31)	30,430	3,572		26,858	(32)	1.6
AME Capital Group, LLC (33)	30,429	3,571		26,858	(34)	1.6
Mel Mac Alt LLC (35)	30,429	3,571		26,858	(36)	1.6
Robert Bahns (37)	3,396	3,396		—		—
Jogchum Brinksma	2,915	2,915		—		—
DBW Investments (6) Limited (38)	2,885	2,885		—		—
E. Jeffrey Peierls	2,286	2,286		—		—
Mazel D&K(39)	19,545	2,143		17,402	(40)	1.0
Clay Lebhar	2,143	2,143		—		—
Chesed Avraham	19,688	2,143		17,545	(41)	1.0
Mustafa Ozgen	2,115	2,115		—		—
Albert Pezone	1,972	1,972	(42)	—		—
Brian Eliot Peierls	1,857	1,857		—		—
Rajan Dosanjh	1,429	1,429		—		—
Mark Breen Rev Trust (43)	1,429	1,429		—		—
Adolfo and Donna Carmona	1,429	1,429		—		—
Coover Living Rev Trust (44)	1,429	1,429		—		—
Five Plus Investments LLC(45)	12,173	1,429		10,744	(46)	*
Andrew & Melissa Fisher	1,429	1,429		—		—
Matthew Headington	1,429	1,429		—		—
Joseph L. & Frances L. Simek Family Investments, Ltd. (47)	1,429	1,429		—		—
Todd Harrigan	1,326	1,326		—		—
Henry Dixon	1,301	1,301		—		—
Alastair John Baker	1,186	1,186		—		—
Richard Ian Smith	1,153	1,153		—		—
UD J.N. Peierls for Brian Eliot Peierls (48)	1,143	1,143		—		—
UD J.N. Peierls for E. Jeffrey Peierls (48)	1,143	1,143		—		—
UW J.N. Peierls for Brian E. Peierls (48)	1,143	1,143		—		—
UW J.N. Peierls for E. Jeffrey Peierls (48)	1,143	1,143		—		—
UD Ethel F. Peierls Charitable Lead Trust (48)	1,143	1,143		—		—
Eliezer Lubitch	1,072	1,072		—		—
Jeffrey McMahon	1,072	1,072		—		—
Daniel Michael	1,072	1,072		—		—
John V. Wagner Jr	7,145	1,072		6,073	(49)	*
Hershel Berkowitz	9,130	1,072		8,058	(50)	*
MPS Equity Group LLC (51)	8,826	1,036		7,790	(52)	*
UD E.F. Peierls for Brian E. Peierls (48)	1,015	1,015		—		—
UD E.F. Peierls for E. Jeffrey Peierls (48)	1,015	1,015		—		—
UW E.S. Peierls for Brian E. Peierls – Accumulation (48)	915	915		—		—

10

						Percentage of
	Shares	Shares		Shares		Shares
	Beneficially	Offered		Beneficially		Beneficially
	Owned prior	by this		Owned after		Owned after
Name of Selling Stockholder	to Offering	Prospectus		Offering		Offering (%) (1)
DBW Investments (5) Limited (53)	758	758		—		—
Graham Ballantyne	755	755		—		—
Rueon Boorman	755	755		—		—
Alejandro Carreras	755	755		—		—
John Morgan	855	755		100		—
Daniel Sharkey	755	755		—		—
Colin Watson	755	755		—		—
Stephen Whitelegg	755	755		—		—
Northlea Partners LLLP (54)	715	715		—		—
Jeffery Atkin	715	715		—		—
DeLoach LS Investments LLC (55)	715	715		—		—
Steven DenBaars (56)	1,083	715		368	(57)	*
James Dritz	715	715		—		—
Kirby Frank	6,087	715		5,372	(58)	*
David Ishag	715	715		—		—
Richard & Mary Leslie Kingston	715	715		—		—
Stephen Mut	715	715		—		—
John Pescitelli	715	715		—		—
Jeffrey Shealy	715	715		—		—
David & Sharon Weiss	715	715		—		—
MITZ ZHU YAN, LP (59)	715	715		—		—
Gubbay Investments LLC (60)	643	643		—		—
B Brown Consultants Ltd (61)	10,874	572		10,302	(62)	*
Andrew Horan	572	572		—		—
UD E.S. Peierls for E.F. Peierls et al (48)	572	572		—		—
UW E.S. Peierls for E. Jeffrey Peierls − Accumulation (48)	572	572		—		—
Colette Shaw	566	566		—		—
Timothy Herrmann	450	450	(63)	—		—
Basil Palmeri	429	429		—		—
Nirav Parikh	429	429		—		—
The Peierls Bypass Trust (64)	429	429		—		—
Catherine Ainsworth	378	378		—		—
Andrew Baker	378	378		—		—
Jordan Brannick	478	378		100		—
Raymond Catherall	378	378		—		—
Andrew Dennison	378	378		—		—
David Devonald	378	378		—		—
Oliver Holmes	378	378		—		—
Kay Jobson	378	378		—		—
Josy Joy	378	378		—		—
Rodney Leadbitter	378	378		—		—
Ian Lowman	378	378		—		—
Keith Lumbard	378	378		—		—
Charles Orizu	378	378		—		—
Prakash Patel	378	378		—		—
Daniel Pillow	378	378		—		—
Neil Remmer	478	378		100		—
Nathan Stewart	378	378		—		—
Neil Thompson	378	378		—		—
Due Mondi Investments (65)	358	358		—		—

11

						Percentage of
	Shares	Shares		Shares		Shares
	Beneficially	Offered		Beneficially		Beneficially
	Owned prior	by this		Owned after		Owned after
Name of Selling Stockholder	to Offering	Prospectus		Offering		Offering (%) (1)
Frederick B. Epstein	358	358		—		—
Suresh Patel	358	358		—		—
Jamie Polak	358	358		—		—
David Rarey	3,073	358		2,715	(66)	*
The Glen Sato & Hope G. Nakamura Trust dtd 11/01/01(67)	3,401	358		3,043	(68)	*
Donald Sesterhenn	358	358		—		—
Barry Shemaria	342	342		—		—
Casimir S. Skrzypzak	3,044	358		2,686	(69)	*
The Steven and Kaye Yost Family Trust dtd 2/7/92 (70)	289	289		—		—
Kathleen Levinstim	358	358		—		—
N. Michael Wolsonovich, Jr	358	358		—		—
Thomas A. Sepenzis	358	358		—		—
FBE Management Inc Retirement Trust (71)	358	358		—		—
Yehoshua Leib Fruchthandler	358	358		—		—
M. Jake Arjang	3,044	358		2,686	(72)	*
Jack Bojman	357	357		—		—
Fischhoff, Brian & Andrea	286	286		—		—
Yosef Reuven Leizerson	2,293	143		2,150	(73)	*
Bizdevos Ltd	265	265		—		—
Sydney Nelson	262	262	(74)	—		—
Aaron Segal	185	185	(75)	—		—
Isaac Fruchthandler	1,523	179		1,344	(76)	*
Shawn Pobiner	143	143		—		—
Gabriel Feder	1,219	143		1,076	(77)	*
Yitzchok Fruchthandler	1,219	143		1,076	(78)	*
Abraham Goldstein	143	143		—		—
Alon Avnon	81	81		—		—
Richard Harvey	55	55		—		—
Jane Stacey	40	40		—		—

*	Represents less than 1%.

(1)	Percentage is based on 1,713,900 shares of Common Stock outstanding as of June 10, 2024.

(2)	Octopus Investments Limited (“Octopus”) is the sole manager of each of Octopus Titan VCT Plc and Octopus Investments Nominees Limited (collectively, the “Octopus Funds”). Through Octopus’s position with Octopus Funds, Octopus is deemed to control the voting and disposition of the shares of our common stock held by the Octopus Funds. Octopus disclaims beneficial ownership of the shares of our common stock held by the Octopus Funds except to the extent of its pecuniary interest therein. Dr. King, a member of our board of directors until June 30, 2022, is one of the five partners of Octopus.

(3)	Entrepreneurs Fund General Partner Limited (“Entrepreneurs General Partner”) is the general partner of Entrepreneurs Fund LP (“Entrepreneurs Fund”). By virtue of such relationship, Entrepreneurs General Partner may be deemed to have voting and investment power with respect to the securities held by Entrepreneurs Fund. Entrepreneurs Fund General Partner disclaims beneficial ownership of the shares of our common stock held by Entrepreneurs Fund except to the extent of its indirect pecuniary interest therein. Until June 2021, Klaas de Boer, a member of our board of directors served as the managing director of Entrepreneurs Fund Management LLP, an affiliate of Entrepreneurs Fund.

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(4)	Mr. Orin Hirschman is the managing member of AIGH Capital Management, LLC, a Maryland limited liability company (“AIGH CM”), which is an advisor or sub-advisor with respect to the securities held by AIGH Investment Partners, LP (“AIGH LP”), WVP Emerging Manager Onshore Fund, LLC — AIGH Series, and WVP Emerging Manager Onshore Fund, LLC — Optimized Equity Series, and president of AIGH Investment Partners, LLC (“AIGH LLC”). Mr. Hirschman has voting and investment control over the securities indirectly held by AIGH CM and directly by AIGH LP and AIGH LLC.

(5)	Includes 41,943 shares underlying pre-funded warrants.

(6)	Includes (i) 38,743 shares issuable upon conversion of Series A-1 Preferred Stock, (ii) 387,543 shares issuable upon exercise of Class A Warrants, (iii) 391,680 shares issuable upon conversion of Class B Warrants, (iv) 300,742 shares issuable upon conversion of Class C Warrants.

(7)	Includes (i) 2,742 shares issuable upon conversion of Series A-1 Preferred Stock, (ii) 27,200 shares issuable upon exercise of Class A Warrants, (iii) 29,696 shares issuable upon exercise of Class B Warrants and (iv) 24,458 shares issuable upon conversion of Class C Warrants.

(8)	Includes (i) 9,943 shares issuable upon conversion of Series A-1 Preferred Stock, (ii) 99,429 shares issuable upon exercise of Class A Warrants, (iii) 90,624 issuable upon exercise of Class B Warrants and (iv) 89,486 shares issuable upon conversion of Class C Warrants.

(9)	Includes 18,929 shares underlying pre-funded warrants.

(10)	Includes (i) 6,057 shares issuable upon conversion of Series A-1 Preferred Stock, (ii) 60,572 shares issuable upon exercise of Class A Warrants, (iii) 84,800 shares issuable upon exercise of Class B Warrants and (iv) 54,515 shares issuable upon exercise of Class C Warrants.

(11)	Mr. Aaron Martin is the managing member of HLH Holdings LLC and has voting and investment control over the securities held by HLH Holdings LLC.

(12)	Includes 715 shares underlying pre-funded warrants.

(13)	Includes (i) 2,286 shares issuable upon exercise of Class A Warrants and (ii) 796 shares issuable upon conversion of Class B Warrants.

(14)	Mr. Martin Chopp is the general partner of The Hewlett Fund LP and has voting and investment control over the securities held by The Hewlett Fund LP.

(15)	Includes (i) 28,571 shares issuable upon conversion of Series A-1 Preferred Stock, (ii) 285,715 shares issuable upon exercise of Class A Warrants, (iii) 106,430 shares issuable upon exercise of Class B Warrants and (iv) 257,143 shares issuable upon the exercise of Class C Warrants.

(16)	Ian Jenks is our Chief Executive Officer and Chairman.

(17)	Includes options to acquire 18,111 shares of our common stock exercisable within 60 days of June 10, 2024.

(18)	Mr. Markus Solibieda is the managing director of BASF Venture Capital GmbH and has voting and investment control over the securities held by BASF Venture Capital GmbH.

(19)	Mr. E. Jeffrey Peierls is the president of The Peierls Foundation, Inc. and has voting and investment control over the securities held by The Peierls Foundation, Inc.

(20)	Includes shares underlying Placement Agent Warrants.

(21)	Mr. Paul Packer is the managing member of Globis Capital Partners L.P. and has voting and investment control over the securities held by Globis Capital Partners L.P.

(22)	Includes shares underlying Placement Agent Warrants.

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(23)	Mr. Andrew Cader is the president of ACNYC, LLC and has voting and investment control over the securities held by ACNYC, LLC.
(24)	Includes (i) 22,858 shares issuable upon exercise of Class A Warrants and (ii) 8,000 shares issuable upon exercise of Class B Warrants.
(25)	Includes (i) 22,858 shares issuable upon exercise of Class A Warrants and (ii) 8,000 shares issuable upon exercise of Class B Warrants.
(26)	Anne Berrien Wyman de Boer is the spouse of Mr. de Boer, a member of our board of directors.
(27)	Includes 5,715 shares issuable upon exercise of Class A Warrants. Also includes (i) options to acquire 519 shares exercisable within 60 days of June 10, 2024 held by Mr. de Boer, spouse of Anne Berrien Wyman de Boer and (ii) 100 shares held by held by Mr. de Boer, spouse of Anne Berrien Wyman de Boer.
(28)	Simon Ogier is our Chief Technology Officer.
(29)	Includes options to acquire 5,113 shares of our common stock exercisable within 60 days of June 10, 2024.
(30)	Mr. Rajvir Singh is the trustee of the Swadesh Family Trust and has voting and investment control over the securities held by the Swadesh Family Trust.
(31)	Mr. Abraham Fruchthandler is the general partner of Fame Associates and has voting and investment control over the securities held by Fame Associates.
(32)	Includes (i) 11,429 shares issuable upon exercise of Class A Warrants and (ii) 4,000 shares issuable upon exercise of Class B Warrants.
(33)	Mr. Mark Schron is the managing member of AME Capital Group, LLC and has voting and investment control over the securities held by AME Capital Group, LLC.
(34)	Includes (i) 11,429 shares issuable upon exercise of Class A Warrants and (ii) 4,000 shares issuable upon exercise of Class B Warrants.
(35)	Mr. Avi Schron is the managing member of Mel Mac Alt LLC and has voting and investment control over the securities held by Mel Mac Alt LLC.
(36)	Includes (i) 429 shares issuable upon exercise of Class A Warrants and (ii) 4,000 shares issuable upon exercise of Class B Warrants.
(37)	Robert Bahns served as a member of our board of directors and as our Chief Financial Officer until September 19, 2022.
(38)	Mr. John Mihell is the special situation manager of DBW Investments (6) Limited and has voting and investment control over the securities held by DBW Investments (6) Limited.
(39)	Mr. Reuven Dessler is the managing member of Mazel D&K and has voting and investment control over the securities held by Mazel D&K.
(40)	Includes (i) 6,858 shares issuable upon exercise of Class A Warrants and (ii) 2,400 shares issuable upon exercise of Class B Warrants.
(41)	Includes (i) 6,858 shares issuable upon exercise of Class A Warrants and (ii) 2,400 shares issuable upon exercise of Class B Warrants.
(42)	Includes shares underlying Placement Agent Warrants.

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(43)	Mr. Mark D. Breen is the trustee of Mark Breen Rev Trust and has voting and investment control over the securities held by Mark Breen Rev Trust.
(44)	Mr. James Coover is the trustee of Coover Living Rev Trust and has voting and investment control over the securities held by Coover Living Rev Trust.
(45)	Mr. Reuven Dessler is the manager of Five Plus Investments LLC and has voting and investment control over the securities held by Five Plus Investments LLC.
(46)	Includes (i) 4,572 shares issuable upon exercise of Class A Warrants and (ii) 1,600 shares issuable upon exercise of Class B Warrants.
(47)	Mr. David. E. Weiss is the general partner of Joseph L. & Frances L. Simek Family Investments, Ltd. and has voting and investment control over the securities held by Joseph L. & Frances L. Simek Family Investments, Ltd.
(48)	Mr. E. Jeffrey Peierls is the Investment Direction Adviser of UD J.N. Peierls for Brian Eliot Peierls, UD J.N. Peierls for E. Jeffrey Peierls, UW J.N. Peierls for Brian E. Peierls, UW J.N. Peierls for E. Jeffrey Peierls, UD Ethel F. Peierls Charitable Lead Trust , UD E.F. Peierls for Brian E. Peierls, UD E.F. Peierls for E. Jeffrey Peierls, UW E.S. Peierls for Brian E. Peierls-Accumulation, UD E.S. Peierls for E.F. Peierls et al, UW E.S. Peierls for E. Jeffrey Peierls — Accumulation and The Peierls Bypass Trust and has voting and investment control over the securities held by such entities.
(49)	Includes 2,858 shares issuable upon exercise of Class A Warrants.
(50)	Includes (i) 3,429 shares issuable upon exercise of Class A Warrants and (ii) 1,200 shares issuable upon exercise of Class B Warrants.
(51)	Mr. Paul Fruchthandler is the sole member of the limited liability company that is the sole member of MPS Equity Group LLC and has voting and investment control over the securities held by MPS Equity Group LLC.
(52)	Includes (i) 3,315 shares issuable upon exercise of Class A Warrants and (ii) 1,160 shares issuable upon exercise of Class B Warrants.
(53)	Mr. John Mihell is the special situation manager of DBW Investments (5) Limited and has voting and investment control over the securities held by DBW Investments (5) Limited.
(54)	Dr. John Abeles is the manager of the general partner of Northlea Partners LLLP and has voting and investment control over the securities held by Northlea Partners LLLP.
(55)	Mr. Dennis R DeLoach Jr is the manager of DeLoach LS Investments LLC and has voting and investment control over the securities held by DeLoach LS Investments LLC.
(56)	Steven DenBaars is a member of our board of directors.
(57)	Includes options to acquire 268 shares of our common stock exercisable within 60 days of June 10, 2024.
(58)	Includes 2,286 shares issuable upon exercise of Class A Warrants and (iii) 800 shares issuable upon exercise of Class B Warrants.
(59)	Mr. Stephen Saft is the general partner of MITZ ZHU YAN, LP and has voting and investment control over the securities held by MITZ ZHU YAN, LP.
(60)	Mr. David Gubbay is the manager of Gubbay Investments LLC and has voting and investment control over the securities held by Gubbay Investments LLC.
(61)	Dr. Brown, our Chief Scientist, exercises dispositive and voting power over the securities owned by B Brown Consultants Ltd.

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(62)	Includes options to acquire 10,202 shares of our common stock exercisable within 60 days of June 10, 2024.
(63)	Includes shares underlying Placement Agent Warrants.
(64)	Mr. E. Jeffrey Peierls is the Investment Direction Adviser of UD J.N. Peierls for Brian Eliot Peierls, UD J.N. Peierls for E. Jeffrey Peierls, UW J.N. Peierls for Brian E. Peierls, UW J.N. Peierls for E. Jeffrey Peierls, UD Ethel F. Peierls Charitable Lead Trust , UD E.F. Peierls for Brian E. Peierls, UD E.F. Peierls for E. Jeffrey Peierls, UW E.S. Peierls for Brian E. Peierls-Accumulation, UD E.S. Peierls for E.F. Peierls et al, UW E.S. Peierls for E. Jeffrey Peierls — Accumulation and The Peierls Bypass Trust and has voting and investment control over the securities held by such entities.
(65)	Mr. Robert Beadle is the president of Due Mondi Investments and has voting and investment control over the securities held by Due Mondi Investments.
(66)	Includes (i) 1,143 shares issuable upon exercise of Class A Warrants and (ii) 400 shares issuable upon exercise of Class B Warrants.
(67)	Mr. Glen Sato is the trustee of The Glen Sato & Hope G. Nakamura Trust dtd 11/01/01 and has voting and investment control over the securities held by The Glen Sato & Hope G. Nakamura Trust dtd 11/01/01.
(68)	Includes (i)1,143 shares issuable upon exercise of Class A Warrants and (ii) 400 shares issuable upon exercise of Class B Warrants.
(69)	Includes (i) 1,143 shares issuable upon exercise of Class A Warrants and (ii) 400 shares issuable upon exercise of Class B Warrants.
(70)	Mr. Steven Yost is the trustee of The Steven and Kaye Yost Family Trust dtd 2/7/92 and has voting and investment control over the securities held by The Steven and Kaye Yost Family Trust dtd 2/7/92.
(71)	Mr. Alan Schechter is the trustee of FBE Management Inc Retirement Trust and has voting and investment control over the securities held by FBE Management Inc Retirement Trust.
(72)	Includes (i) 1,143 shares issuable upon exercise of Class A Warrants and (ii) 400 shares issuable upon exercise of Class B Warrants.
(73)	Includes (i) 915 shares issuable upon exercise of Class A Warrants and (ii) 320 shares issuable upon exercise of Class B Warrants.
(74)	Includes shares underlying Placement Agent Warrants.
(75)	Includes shares underlying Placement Agent Warrants.
(76)	Includes (i) 572 shares issuable upon exercise of Class A Warrants and (ii) 200 shares issuable upon exercise of Class B Warrants.
(77)	Includes (i) 458 shares issuable upon exercise of Class A Warrants and (ii) 160 shares issuable upon exercise of Class B Warrants.
(78)	Includes (i) 458 shares issuable upon exercise of Class A Warrants and (ii) 160 shares issuable upon exercise of Class B Warrants.

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PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors- in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership or other distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions, and / or directly to one or more purchasers;
●	through agents;
●	through one or more underwriters in a public offering on a firm commitment or best-efforts basis;
●	through the settlement of short sales (including short sales “against the box”), in each case subject to compliance with the Securities Act and other applicable laws;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
●	in other ways not involving market makers or established trading markets;
●	by pledge to secure debts and other obligations;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, or Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of these provisions, including the requirements of Rule 144(i) applicable to former “shell companies.”

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale or other disposition of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge shares of our common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

17

The aggregate proceeds to the selling stockholders from the sale or other disposition of the shares of our common stock covered by this prospectus will be the price at which the shares of our common stock are sold or otherwise disposed of, less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of the shares of our common stock covered hereby to be made directly or through agents. We will not receive any of the proceeds from this offering. However, we will receive proceeds from the exercise of the warrants if they are exercised for cash by a holder thereof.

The selling stockholders and any underwriters, broker-dealers or agents that are involved in selling the shares of our common stock or interests therein covered by this prospectus may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The maximum amount of any compensation to be received by any FINRA member will not be greater than an amount that is considered fair and reasonable for the sale of any securities being registered. Each selling stockholder has informed us that it does not as of the date hereof have any agreement or understanding, directly or indirectly, with any person to distribute the shares of our common stock covered by this prospectus. If a selling stockholder is deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus forms a part.

In order to comply with the securities laws of some states, if applicable, the shares of our common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states shares of our common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of our common stock in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including certain liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

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DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 300,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of June 10, 2024, we had 1,713,900 shares of common stock issued and outstanding, and 1,106 shares of Series A-1 Preferred Stock issued and outstanding. Unless stated otherwise, the following discussion summarizes the term and provisions of our amended and restated certificate of incorporation and our amended and restated bylaws. This description is summarized from, and qualified in its entirety by reference to, our amended and restated certificate of incorporation and our amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

Voting Rights

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our amended and restated certificate of incorporation and our amended and restated bylaws do not provide for cumulative voting rights. Because of this, the holders of a plurality of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose. With respect to matters other than the election of directors, at any meeting of the stockholders at which a quorum is present or represented, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at such meeting and entitled to vote on the subject matter shall be the act of the stockholders, except as otherwise required by law. The holders of one-third of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.

Dividends

Subject to preferences that may be applicable to any then-outstanding convertible preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

We have never paid cash dividends on our common stock. Moreover, we do not anticipate paying periodic cash dividends on our common stock for the foreseeable future. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, operating and financial conditions, contractual restrictions, including any loan or debt financing agreements, and on such other factors as our board of directors deems relevant.

Liquidation

In the event of our liquidation, dissolution, or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences, and privileges could include dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking fund terms, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing change in our control or other corporate action.

19

Series A-1 Preferred Stock

On June 14, 2023, we filed a Certificate of Designation of Preferences, Rights and Limitations with the Secretary of State of the State of Delaware, and on January 29, 2024, we filed an Amended and Restated Certificate of Designation of Preferences, Rights and Limitation with the Secretary of the State of Delaware designating 11,100 shares out of the authorized but unissued shares of its preferred stock as Series A-1 Preferred Stock with a stated value of $10,000 per share (as amended and restated, the “Series A-1 Certificate of Designation”). The following is a summary of the principal terms of the Series A-1 Preferred Stock as set forth in the Series A-1 Certificate of Designation is qualified in its entirety by reference to the Series A-1 Certificate of Designation, which is included in our amended and restated certificate of incorporation, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Dividends

The holders of Series A-1 Preferred Stock are entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of common stock, when and if actually paid. In addition, in the event that on December 14, 2024, the trailing 30-day VWAP (as defined in the Series A-1 Certificate of Designation) is less than the then-effective Series A-1 Conversion Price, the Series A-1 Preferred Stock will begin accruing dividends at the annual rate of 19.99% of the stated value thereof (the “Series A-1 Dividend”). The Series A-1 Dividend would be paid in cash, or, at the option of the Company if certain equity conditions are met, in shares of common stock at a price per share equal to ninety percent (90%) of the trailing 10-day VWAP for the last 10 trading date prior to the date the Series A-1 Dividend is paid.

Voting Rights

The shares of Series A-1 Preferred Stock have no voting rights, except to the extent required by the Delaware General Corporation Law (the “DGCL”).

As long as any shares of Series A-1 Preferred Stock are outstanding, we may not, without the approval of a majority of the then outstanding shares of Series A-1 Preferred Stock which must include AIGH Investment Partners LP and its affiliates (“AIGH”) for so long as AIGH is holding at least $1,500,000 in aggregate stated value of Series A-1 Preferred Stock acquired pursuant to the Purchase Agreement (as defined in the Series A-1 Certificate of Designation) (a) alter or change the powers, preferences or rights given to the Series A-1 Preferred Stock, (b) alter or amend our amended and restated certificate of incorporation, the Series A-1 Certificate of Designation or our amended and restated bylaws in such a manner so as to materially adversely affect any rights given to the Series A-1 Preferred Stock, (c) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined below) senior to, or otherwise pari passu with, the Series A-1 Preferred Stock, (d) increase the number of authorized shares of Series A-1 Preferred Stock, (e) issue any Series A-1 Preferred Stock except pursuant to the Purchase Agreement, or (f) enter into any agreement to do any of the foregoing.

Liquidation

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the then holders of the Series A-1 Preferred Stock are entitled to receive out of the assets available for distribution to stockholders of the Company an amount equal to 100% of the stated value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon, prior and in preference to the common stock or any other series of preferred stock.

Conversion

The Series A-1 Preferred Stock is convertible into common stock at any time at a conversion price of $87.50, subject to adjustment for certain anti-dilution provisions set forth in the Series A-1 Certificate of Designation (the “Series A-1 Conversion Price”). Upon conversion the shares of Series A-1 Preferred Stock will resume the status of authorized but unissued shares of preferred stock of the Company.

20

Conversion at the Option of the Holder

The Series A-1 Preferred Stock is convertible at the then-effective Series A-1 Conversion Price at the option of the holder at any time and from time to time.

Mandatory Conversion at the Option of the Company

So long as certain equity conditions are satisfied, we may give notice requiring the holders to convert all of the outstanding shares of Series A-1 Preferred Stock into shares of common stock at the then-effective Series A-1 Conversion Price.

Beneficial Ownership Limitation

The Series A-1 Preferred Stock cannot be converted to common stock if the holder and its affiliates would beneficially own more than 4.99% (or 9.99% at the election of the holder) of the outstanding common stock. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

Preemptive Rights

No holders of Series A-1 Preferred Stock will, as holders of Series A-1 Preferred Stock, have any preemptive rights to purchase or subscribe for common stock or any of our other securities.

Redemption

The shares of Series A-1 Preferred Stock are not redeemable by the Company.

Negative Covenants

As long as any Series A-1 Preferred Stock is outstanding, unless the holders of more than 50% in stated value of the then outstanding shares of Series A-1 Preferred Stock shall have otherwise given prior written consent (which must include AIGH for so long as AIGH is holding at least $1,500,000 in aggregate stated value of Series A-1 Preferred Stock acquired pursuant to the Purchase Agreement), the Company cannot, subject to certain exceptions, (a) enter into, create, incur, assume, guarantee or suffer to exist any indebtedness, (b) enter into, create, incur, assume or suffer to exist any liens, (c) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its common stock, common stock equivalents or junior securities, (d) enter into any transaction with any affiliate of the Company which would be required to be disclosed in any public filing with the SEC, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company, (e) declare or pay a dividend on junior securities or (f) enter into any agreement with respect to any of the foregoing.

Trading Market

There is no established trading market for any of the Series A-1 Preferred Stock, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Series A-1 Preferred Stock on any securities exchange or other nationally recognized trading system.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and Series A-1 Preferred Stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, NY 11598, and its telephone number is (212) 828-8436.

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Anti-Takeover Effects of Certain Provisions of Delaware Law, Our Amended and Restated Certificate of Incorporation and Our Amended and Restated Bylaws

Certain provisions of Delaware law and certain provisions included in our amended and restated certificate of incorporation and in our amended and restated bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter, or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Preferred Stock

Our amended and restated certificate of incorporation contains provisions that permit our board of directors to issue, without any further vote or action by the stockholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting rights (if any) of the shares of the series and the powers, preferences, or relative, participation, optional, and other special rights, if any, and any qualifications, limitations, or restrictions, of the shares of such series.

Classified Board of Directors

Our amended and restated certificate of incorporation provides that our board of directors is divided into three classes, with the number of directors in each class being as nearly equal in number as possible. The directors in each class serve for a three-year term, one class being elected each year by our stockholders, with staggered three-year terms. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control of us or our management.

Removal of Directors

Our amended and restated certificate of incorporation provides that stockholders may only remove a director for cause.

Director Vacancies

Our amended and restated certificate of incorporation authorizes only our board of directors to fill vacant directorships.

No Cumulative Voting

Our amended and restated certificate of incorporation does not provide stockholders with the right to cumulate votes in the election of directors.

Special Meetings of Stockholders

Our amended and restated certificate of incorporation and amended and restated bylaws provide that, except as otherwise required by law, special meetings of the stockholders may be called only by the chairperson of our board of directors, the chief executive officer, or our board of directors.

Advance Notice Procedures for Director Nominations

Our bylaws provide that stockholders seeking to nominate candidates for election as directors at an annual or special meeting of stockholders must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally will have to be delivered to and received at our principal executive offices before notice of the meeting is issued by our secretary, with such notice being served not less than 90 nor more than 120 days before the meeting. Although the amended and restated bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates to be elected at an annual meeting, the amended and restated bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our company.

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Action by Written Consent

Our amended and restated certificate of incorporation and amended and restated bylaws provide that any action to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by written consent.

Amending our Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation provides that the affirmative vote of at least 66 2∕3% of the votes entitled to be cast by holders of all outstanding shares then entitled to vote, voting together as a single class, is required to amend certain provisions of our amended and restated certificate of incorporation.

Our amended and restated bylaws may be adopted, amended, altered or repealed by stockholders only upon approval of at least 66 2∕3% of the votes entitled to be cast by holders of all outstanding shares then entitled to vote, voting together as a single class. Additionally, our amended and restated certificate of incorporation provides that our bylaws may be amended, altered or repealed by the board of directors.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuances without stockholder approval, except as required by the listing standards of any exchange upon which our common stock may become listed and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger, or otherwise.

Exclusive Jurisdiction

Our amended and restated certificate of incorporation provides that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware, or if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware, is the exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, or other employee to the us or our stockholders, any action arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws (as either may be amended from time to time), or (iv) (A) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware and (B) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to actions arising under the Exchange Act or the rules and regulations thereunder. Although our amended and restated certificate of incorporation contains the exclusive forum provisions described above, it is possible that a court could find that such provision is inapplicable for a particular claim or action or that such provision is unenforceable, and our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

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Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, which prohibits a person deemed an “interested stockholder” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date such person becomes an interested stockholder unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti- takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the price of our common stock.

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LEGAL MATTERS

The validity of the shares of our common stock covered by this prospectus will be passed upon for us by Lowenstein Sandler LLP, New York, New York.

EXPERTS

The financial statements as of December 31, 2022 and for the year ended December 31, 2022 incorporated by reference herein have been so incorporated in reliance on the report of BDO LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting. BDO LLP, Manchester, United Kingdom, is a member of the Institute of Chartered Accountants in England and Wales.

The financial statements as of December 31, 2023 and for the year in the period ended December 31, 2023 incorporated by reference herein have been so incorporated in reliance on the report of Marcum, LLP, an independent registered public accounting firm incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting.

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ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. Pursuant to SEC rules, this prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our securities, reference is made to our SEC filings and to the registration statement and the exhibits and schedules to the registration statement of which this prospectus forms a part. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance with such requirements, will file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the web site of the SEC referred to above. We also maintain a website at www.smartkem.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on the information in this prospectus and the additional information described above and under the heading “Incorporation of Certain Information by Reference” below. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus was accurate on the date of the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 27, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the SEC on May 20, 2024;

•	our Current Reports on Form 8-K filed with the SEC on January 29, 2024, February 28, 2024, May 31, 2024 and June 17, 2024 (other than any portions thereof deemed furnished and not filed); and

•	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on May 30, 2024.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement and prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. Any statement contained in a document incorporated by reference in this prospectus or any prospectus supplement shall be deemed to be modified or superseded to the extent that a statement contained herein, therein or in any other subsequently filed document that also is incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to SmartKem, Inc., Attn: Chief Financial Officer, Manchester Technology Center, Hexagon Tower, Delaunays Road, Blackley Manchester, M9 8GQ U.K.. You may also direct any requests for documents to us by telephone at 011-44-161-721-1514.

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792,239 Shares

Common Stock

PROSPECTUS

June 25, 2024